Exhibit 31.2

CERTIFICATION

I, Leslie H. Keegan, certify that:

1.    I have reviewed this Amendment No. 1 to Form 10-K of Physicians Formula Holdings, Inc.;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 25, 2012

By:	/s/ Leslie H. Keegan
Name:	Leslie H. Keegan
Title:	Senior Vice President of Finance